UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 12, 2021

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1000 Ballpark Way Suite 400
Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange
Preferred Stock Purchase Rights	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01             Other Events

On March 12, 2021, Six Flags Entertainment Corporation issued a press release announcing that its Board of Directors has nominated Denise M. Clark as an independent director nominee to stand for election at its 2021 Annual Meeting of Stockholders.

Ms. Clark, 63, has over 20 years of experience in the delivery of enterprise resource planning, digital platforms and innovative business transformation initiatives at multiple consumer goods companies, including The Estée Lauder Companies Inc., Hasbro Inc., Mattel, Inc., Warner Music Group (formerly a division of Time Warner Inc.), and Apple Inc. She currently serves as a director and Chair of the Nominating Committee of United Natural Foods, Inc. and served as a director and Chair of the Compensation Committee of Caesars Entertainment Corporation from 2018 to 2020. Prior to her business career, Ms. Clark served 13 years of active duty in the United States Navy. Denise and her wife, Gina, reside in Sonoma, California. A copy of the press release announcing Ms. Clark’s nomination is furnished as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits

(d)             Exhibits

99.1          Press Release of Six Flags Entertainment Corporation, dated March 12, 2021

104           Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Laura W. Doerre
		Name:	Laura W. Doerre
		Title:	Executive Vice President, General Counsel & Chief Administrative Officer
Da

Date: March 12, 2021